                      THE 1998 EQUITY PARTICIPATION PLAN

                                      OF

                              PRICESMART, INC.

          PriceSmart, Inc., a Delaware corporation, has adopted The 1998 Equity Participation Plan of PriceSmart, Inc. (the "Plan"), effective July 20, 1998, for the benefit of its eligible employees, consultants and directors.

          The purposes of the Plan are as follows:

          (1) To provide an additional incentive for directors, Employees (as such term is defined below) and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

          (2) To enable the Company to obtain and retain the services of directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

                                  ARTICLE I.

                                 DEFINITIONS

          1.1. GENERAL. Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

          1.2. ADMINISTRATOR. "Administrator" shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 11.1.

          1.3. AWARD. "Award" shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan (collectively, "Awards").

          1.4. AWARD AGREEMENT. "Award Agreement" shall mean a written agreement executed by an authorized officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

          1.5. AWARD LIMIT. "Award Limit" shall mean 150,000 shares of Common Stock, as adjusted pursuant to Section 12.3 of the Plan.

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          1.6. BOARD.  "Board" shall mean the Board of Directors of the
Company.

          1.7. CHANGE IN CONTROL. "Change in Control" shall mean a change in ownership or control of the Company effected through either any of the following transactions:

               (a) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

               (b) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

          1.8. CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          1.9. COMMITTEE. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

          1.10. COMMON STOCK. "Common Stock" shall mean the common stock of the Company, par value $.0001 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. Debt securities of the Company convertible into Common Stock shall be deemed equity securities of the Company.

          1.11. COMPANY. "Company" shall mean PriceSmart, Inc., a Delaware corporation.

          1.12. CORPORATE TRANSACTION. "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

               (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, form a holding company or effect a similar reorganization as to form whereupon the Plan and all Options are assumed by the successor entity;


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               (b)  the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

               (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

          1.13. DEFERRED STOCK. "Deferred Stock" shall mean Common Stock awarded under Article VIII of the Plan.

          1.14. DIRECTOR.  "Director" shall mean a member of the Board.

          1.15. DIVIDEND EQUIVALENT. "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VIII of the Plan.

          1.16. EMPLOYEE. "Employee" shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

          1.17. EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          1.18. FAIR MARKET VALUE. "Fair Market Value" of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

          1.19. GRANTEE. "Grantee" shall mean an Employee or consultant granted a Performance Award, Dividend Equivalent, Stock Payment or Stock Appreciation Right, or an award of Deferred Stock, under the Plan.

          1.20. HOLDER. "Holder" shall mean a person who has been granted or awarded an Award.


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          1.21. INCENTIVE STOCK OPTION.  "Incentive Stock Option" shall mean an option which conforms to the applicable provisions of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

          1.22. INDEPENDENT DIRECTOR. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

          1.23. NON-QUALIFIED STOCK OPTION. "Non-Qualified Stock Option" shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

          1.24. OPTION.  "Option" shall mean a stock option granted under
Article IV of the Plan. An Option granted under the Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; PROVIDED, HOWEVER, that Options granted to Independent Directors and consultants shall be Non-Qualified Stock Options.

          1.25. OPTIONEE. "Optionee" shall mean an Employee, consultant or Independent Director granted an Option under the Plan.

          1.26. PERFORMANCE AWARD. "Performance Award" shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Article VIII of the Plan.

          1.27. PERFORMANCE CRITERIA. "Performance Criteria" shall mean the following business criteria with respect to the Company or any Subsidiary:
(a) net income, (b) pre-tax income, (c) operating income, (d) cash flow, (e) earnings per share, (f) return on equity, (g) return on invested capital or assets, (h) cost reductions or savings, (i) funds from operations, (j) appreciation in the fair market value of Common Stock and (k) earnings before any one or more of the following items: interest, taxes, depreciation or amortization.

          1.28. PLAN. "Plan" shall mean The 1998 Equity Participation Plan of PriceSmart, Inc.

          1.29. QDRO. "QDRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

          1.30. RESTRICTED STOCK. "Restricted Stock" shall mean Common Stock awarded under Article VII of the Plan.

          1.31. RESTRICTED STOCKHOLDER. "Restricted Stockholder" shall mean an Employee or consultant granted an award of Restricted Stock under Article VII of the Plan.

          1.32. RULE 16b-3. "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

          1.33. SECTION 162(m) PARTICIPANT. "Section 162(m) Participant" shall mean any key Employee designated by the Committee as a key Employee whose compensation for the fiscal


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year in which the key Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

          1.34. SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

          1.35. STOCK APPRECIATION RIGHT. "Stock Appreciation Right" shall mean a stock appreciation right granted under Article IX of the Plan.

          1.36. STOCK PAYMENT. "Stock Payment" shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to a key Employee or consultant in cash, awarded under Article VIII of the Plan.

          1.37. SUBSIDIARY. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          1.38. TERMINATION OF CONSULTANCY. "Termination of Consultancy" shall mean the time when the engagement of a Holder as a consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement; but excluding terminations where there is a simultaneous commencement of employment with the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate a consultant's service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

          1.39. TERMINATION OF DIRECTORSHIP. "Termination of Directorship" shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

          1.40. TERMINATION OF EMPLOYMENT. "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations


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which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; PROVIDED, HOWEVER, that, with respect to Incentive Stock Options, unless otherwise determined by the Committee in its discretion, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of the Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

                                ARTICLE II.

                            SHARES SUBJECT TO PLAN

          2.1. SHARES SUBJECT TO PLAN.

               (a)  The shares of stock subject to Awards or purchase under
     Article X shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of Options or rights or Awards under the Plan or upon the purchase of Common Stock pursuant to Article X, shall not exceed 700,000. The shares of Common Stock issuable upon purchase, exercise of Options or rights, or upon any such Awards may be either previously authorized but unissued shares or treasury shares.

               (b) The maximum number of shares which may be subject to Awards granted under the Plan to any individual or which may be purchased by such individual pursuant to Article X in any fiscal year shall not exceed the Award Limit. To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Award Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Award Limit. Furthermore, to the extent required by Section 162(m) of the Code, if, after grant of a Stock Appreciation Right, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock, the transaction is treated as a cancellation of the Stock Appreciation Right and a grant of a new Stock Appreciation Right and both the Stock Appreciation Right deemed to be canceled and the Stock Appreciation Right deemed to be granted are counted against the Award Limit.


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          2.2. ADD-BACK OF OPTIONS AND OTHER RIGHTS.   If any Option, or
other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 12.3 and become exercisable with respect to shares of stock of another corporation shall be considered canceled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of
Section 2.1. If any share of Restricted Stock is forfeited by the Holder or repurchased by the Company pursuant to Section 7.5 hereof, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Notwithstanding the provisions of this Section 2.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

                                 ARTICLE III.

                             GRANTING OF AWARDS

          3.1. AWARD AGREEMENT.    Each Award shall be evidenced by an Award
Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

          3.2. PROVISIONS APPLICABLE TO SECTION 162(m) PARTICIPANTS.

               (a) The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in
     Section 162(m)(4)(C) of the Code.

               (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Section 162(m) Participant, including Restricted Stock the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria and any performance or incentive award described in
     Article VIII that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

               (c) To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any


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     Award granted under Articles VII and VIII which may be granted to one or more Section 162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) designate one or more Section 162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each
     Section 162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Section 162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.

          3.3. CONSIDERATION. In consideration of the granting of an Award under the Plan, the Holder shall agree, in the Award Agreement, to remain in the employ of (or to consult for or to serve as an Independent Director of, as applicable) the Company or any Subsidiary for a period of at least six months (or such shorter period as may be fixed in the Award Agreement or by action of the Administrator following grant of the Award) after the Award is granted (or, in the case of an Independent Director, until the next annual meeting of stockholders of the Company).

          3.4. AT-WILL EMPLOYMENT. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary.

                                 ARTICLE IV.

                      GRANTING OF OPTIONS TO EMPLOYEES,
                    CONSULTANTS AND INDEPENDENT DIRECTORS

          4.1. ELIGIBILITY.   Any Employee or consultant selected by the
Committee pursuant to Section 4.4(a)(i) shall be eligible to be granted an Option. Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 4.5.


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          4.2. DISQUALIFICATION FOR STOCK OWNERSHIP.   No person may be
granted an Incentive Stock Option under the Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary or parent corporation (within the meaning of Section 422 of the Code) unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code.

          4.3. QUALIFICATION OF INCENTIVE STOCK OPTIONS.    No Incentive
Stock Option shall be granted to any person who is not an Employee.

          4.4. GRANTING OF OPTIONS TO EMPLOYEES AND CONSULTANTS.

               (a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                    (i) Determine which Employees or consultants (including Employees or consultants who have previously received Awards under the Plan) should be granted Options;

                    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees or consultants;

                    (iii) Subject to Section 4.3, determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options and whether such Options are to qualify as performance-based compensation as described in Section
          162(m)(4)(C) of the Code; and

                    (iv) Determine the terms and conditions of such Options, consistent with the Plan; PROVIDED, HOWEVER, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

               (b) Upon the selection of an Employee or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, any other Award or other rights which have been previously granted to him or her under the Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in


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     accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

               (c) Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Optionee, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code.

          4.5. GRANTING OF OPTIONS TO INDEPENDENT DIRECTORS.

          (a) Each person who (i) is an Independent Director as of the date of the adoption by the Board of the Plan (each such person, an "INITIAL INDEPENDENT DIRECTOR") and (ii) as of the date of such adoption, has purchased not less than five hundred (500) shares of Common Stock (other than purchases pursuant to the exercise of an option granted pursuant any stock option plan of the Company) during the period beginning on September 1, 1997 and ending on the date of such adoption, automatically shall be granted, as of the date of such adoption, an Option to purchase a number of shares of Common Stock equal to three times the number of shares of Common Stock actually purchased (other than purchases pursuant to the exercise of an option granted pursuant to any stock option plan of the Company) by such person during the period beginning on September 1, 1997 and ending on the date of adoption by the Board of the Plan. Following the date of adoption by the Board of the Plan, on the date of the purchase of additional shares of Common Stock (other than a purchase pursuant to the exercise of an option granted pursuant to the Plan or any other stock option plan of the Company) (the date of each such purchase of additional shares, an "ADDITIONAL PURCHASE DATE"), (x) by each person who (i) is an Initial Independent Director and
(ii) has purchased in the aggregate not less than five hundred (500) shares of Common Stock (other than purchases pursuant to the exercise of an option granted pursuant to the Plan or any other stock option plan of the Company) during the period beginning on September 1, 1997 and ending on the applicable Additional Purchase Date, such person automatically shall be granted, as of each such Additional Purchase Date, an Option to purchase a number of shares of Common Stock equal to the difference between (I) three times the number of such shares of Common Stock actually purchased (other than purchases pursuant to the exercise of an option granted pursuant to the Plan or any other stock option plan of the Company) by such person during the period beginning on September 1, 1997 and (II) the number of shares of Common Stock subject to options previously granted pursuant to this Section 4.5(a); and (y) by each person who (i) becomes an Independent Director after the date of adoption by the Board of the Plan and (ii) has purchased in the aggregate not less than five hundred (500) shares of Common Stock (other than purchases pursuant to the exercise of an option granted pursuant to the Plan or any other stock option plan of the Company) during the period beginning on the date such person became an Independent Director and ending on the applicable Additional Purchase Date, such person automatically shall be granted, as of each such Additional Purchase Date, an Option to purchase a number of shares of Common Stock equal to the difference between (I) three times the number of such shares of Common Stock actually purchased (other than purchases pursuant to the exercise of an option granted pursuant to the Plan or any other stock option plan of the Company) by such person during the period beginning on the date


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

such person became an Independent Director and (II) the number of shares of Common Stock subject to options previously granted pursuant to this Section 4.5(a). Notwithstanding anything to the contrary in this Plan, no Independent Director shall be granted an Option or Options under this Section 4.5(a) which, in the aggregate, shall be exercisable for more than eight thousand one hundred forty-six (8,146) shares of Common Stock (subject to adjustment as provided in Section 12.3).

               (b) In addition to the options granted pursuant to Section 4.5(a), during the term of the Plan, the Board shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan:

                    (i) Select from among the Independent Directors (including Independent Directors who have previously received Options under the Plan) such of them as in its opinion should be granted Options;

                    (ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Independent Directors;

                    (iii) Subject to the provisions of Article V, determine the terms and conditions of such Options, consistent with the Plan.

          4.6. GRANTING OF OPTIONS UPON STOCK PURCHASES. The Committee may provide that upon the purchase of Common Stock by an Employee or consultant pursuant to Article X, an Option shall automatically be granted to such Employee or consultant which shall cover a number of shares and be subject to such terms and conditions as shall be determined by the Committee in its discretion.

                                  ARTICLE V.

                               TERMS OF OPTIONS

          5.1. OPTION PRICE. The price per share of the shares subject to each Option granted to Employees and consultants shall be set by the Committee; PROVIDED, HOWEVER, that such price shall be no less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law, and (i) in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted; (ii) in the case of Incentive Stock Options such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); (iii) in the case of Incentive Stock Options granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code), such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

          5.2. OPTION TERM.   The term of an Option granted to an Employee or
consultant shall be set by the Committee in its discretion; PROVIDED, HOWEVER, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation thereof (within the meaning of Section 422 of the Code). Except as limited by requirements of
Section 422 of the Code and regulations and rulings thereunder applicable to Incentive Stock Options, the Committee may extend the term of any outstanding Option in connection with any Termination of Employment or Termination of Consultancy of the Optionee, or amend any other term or condition of such Option relating to such a termination.

          5.3. OPTION VESTING

               (a) The period during which the right to exercise, in whole or in part, an Option granted to an Employee or a consultant vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted ; PROVIDED, HOWEVER, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no Option shall be exercisable by any Optionee who is then subject to Section 16 of the Exchange Act within the period ending six months and one day after the date the Option is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Employee or consultant vests.

               (b) No portion of an Option granted to an Employee or consultant which is unexercisable at Termination of Employment or Termination of Consultancy, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action of the Committee following the grant of the Option.

               (c) To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation (within the meaning of Section 422 of the Code) of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.3(c), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

          5.4 TERMS OF OPTIONS GRANTED TO INDEPENDENT DIRECTORS. The price per share of the shares subject to each Option granted to an Independent Director shall equal 100% of the

Fair Market Value of a share of Common Stock on the date the Option is granted. Subject to Section 6.6, the term of each Option granted to an Independent Director shall be six (6) years from the date the Option is granted, without variation or acceleration hereunder. Options granted to Independent Directors shall become exercisable in cumulative annual installments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of Option grant, without variation or acceleration hereunder except as provided in Section 12.3(b). No portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable.

                                 ARTICLE VI.

                             EXERCISE OF OPTIONS

          6.1. PARTIAL EXERCISE.   An exercisable Option may be exercised in
whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

          6.2. MANNER OF EXERCISE. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

               (a) A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

               (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

               (c)  In the event that the Option shall be exercised pursuant to
     Section 12.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

               (d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator, may in its discretion (i) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Optionee for at least six months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair

     Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or non-recourse (as determined by the Committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board; (vi) allow payment, in whole or in part, through the delivery of a notice that the Optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs
     (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

          6.3. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

               (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

               (d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

               (e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee or the Board may be in the form of consideration used by the Optionee to pay for such shares under Section 6.2(d).

          6.4. RIGHTS AS STOCKHOLDERS/DIVIDEND EQUIVALENTS. Optionees shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Optionees. Notwithstanding the foregoing, any Optionee who is an Employee or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised.

          6.5. OWNERSHIP AND TRANSFER RESTRICTIONS. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Award Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Employee or
(ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of any such Option refer to such requirement to give prompt notice of disposition.

          6.6. LIMITATIONS ON EXERCISE OF OPTIONS GRANTED TO INDEPENDENT DIRECTORS. No Option granted to an Independent Director may be exercised to any extent by anyone after the first to occur of the following events:

               (a) The expiration of twelve (12) months from the date of the Optionee's death;

               (b) the expiration of twelve (12) months from the date of the Optionee's Termination of Directorship by reason of his permanent and total disability (within the meaning of Section 22(e)(3) of the Code);

               (c) the expiration of three (3) months from the date of the Optionee's Termination of Directorship for any reason other than such Optionee's death or his permanent and total disability, unless the Optionee dies within said three-month period; or

               (d) The expiration of ten (10) years from the date the Option was granted.

          6.7. ADDITIONAL LIMITATIONS ON EXERCISE OF OPTIONS.    Optionees
may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.

                                 ARTICLE VII.

                          AWARD OF RESTRICTED STOCK

          7.1. ELIGIBILITY. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee or any consultant who the Committee determines should receive such an Award.

          7.2. AWARD OF RESTRICTED STOCK

               (a) The Committee may from time to time, in its absolute discretion:

                    (i) Determine which Employees are key Employees and select from among the key Employees or consultants (including Employees or consultants who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

                    (ii) Determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.

               (b) The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; PROVIDED, HOWEVER, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

               (c) Upon the selection of a key Employee or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          7.3. RIGHTS AS STOCKHOLDERS. Subject to Section 7.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 7.6, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; PROVIDED, HOWEVER, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 7.4.

          7.4. RESTRICTION. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; PROVIDED, HOWEVER, that, unless the Committee otherwise provides in the terms of the Award Agreement or otherwise, no share of Restricted

Stock granted to a person subject to Section 16 of the Exchange Act shall be sold, assigned or otherwise transferred until at least six months and one day have elapsed from the date on which the Restricted Stock was issued, and PROVIDED, FURTHER, that, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. If no consideration was paid by the Restricted Stockholder upon issuance, a Restricted Stockholder's rights in unvested Restricted Stock shall lapse upon Termination of Employment or, if applicable, upon Termination of Consultancy with the Company; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.62-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; PROVIDED, FURTHER, except with respect to shares of Restricted Stock granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment, or a Termination of Consultancy, without cause or following any Change in Control of the Company or because of the Restricted Stockholder's retirement, or otherwise.

          7.5. REPURCHASE OF RESTRICTED STOCK. The Committee shall provide in the terms of each individual Award Agreement that the Company shall have the right to repurchase from the Restricted Stockholder the Restricted Stock then subject to restrictions under the Award Agreement immediately upon a Termination of Employment or, if applicable, upon a Termination of Consultancy between the Restricted Stockholder and the Company, at a cash price per share equal to the price paid by the Restricted Stockholder for such Restricted Stock; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment following a "change of ownership or control" (within the meaning of Treasury Regulation Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company or because of the Restricted Stockholder's death or disability; PROVIDED, FURTHER, that, except with respect to shares of Restricted Stock granted to
Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that no such right of repurchase shall exist in the event of a Termination of Employment or a Termination of Consultancy without cause or following any Change in Control of the Company or because of the Restricted Stockholder's retirement, or otherwise.

          7.6. ESCROW. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

          7.7. LEGEND. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

          7.8. SECTION 83(b) ELECTION. If a Restricted Stockholder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Restricted Stockholder would otherwise be taxable under Section 83(a) of the Code, the Restricted Stockholder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                ARTICLE VIII.

   PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS

          8.1. ELIGIBILITY.   Subject to the Award Limit, one or more
Performance Awards, Dividend Equivalents, awards of Deferred Stock, and/or Stock Payments may be granted to any Employee whom the Committee determines is a key Employee or any consultant whom the Committee determines should receive such an Award.

          8.2. PERFORMANCE AWARDS. Any key Employee or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular key Employee or consultant.

          8.3. DIVIDEND EQUIVALENTS.   Any key Employee or consultant
selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

          8.4. STOCK PAYMENTS. Any key Employee or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

          8.5. DEFERRED STOCK. Any key Employee or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued.

          8.6. TERM. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

          8.7. EXERCISE OR PURCHASE PRICE. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, or shares received as a Stock Payment; PROVIDED, HOWEVER, that such price shall not be less than the par value for a share of Common Stock, unless otherwise permitted by applicable state law.

          8.8. EXERCISE UPON TERMINATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY. A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Holder is an Employee or consultant; PROVIDED, HOWEVER, that the Committee in its sole and absolute discretion may provide that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to a Termination of Employment following a "change of control or ownership" (within the meaning of Section 1.162-27(e)(2)(v) or any successor regulation thereto) of the Company; PROVIDED, FURTHER, that except with respect to Performance Awards granted to Section 162(m) Participants, the Committee in its sole and absolute discretion may provide that the Performance Awards may be exercised or paid following a Termination of Employment or a Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

          8.9. FORM OF PAYMENT.  Payment of the amount determined under
Section 8.2 or 8.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VIII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 6.3.

                                 ARTICLE IX.

                          STOCK APPRECIATION RIGHTS

          9.1. GRANT OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right may be granted to any key Employee or consultant selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. Without limiting the generality of the foregoing, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of a Stock Appreciation Right to an Employee or consultant that the Employee or consultant surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments, or other rights which have been previously granted to him or her under the Plan or otherwise. A Stock Appreciation Right, the grant of which is conditioned upon such surrender, may have an exercise price lower (or higher) than the exercise price of the surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option or other award.

          9.2. COUPLED STOCK APPRECIATION RIGHTS.

               (a) A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.

               (b) A CSAR may be granted to the Grantee for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.

               (c) A CSAR shall entitle the Grantee (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.

          9.3. INDEPENDENT STOCK APPRECIATION RIGHTS.

               (a) An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable in such installments as the Committee may determine. An ISAR shall cover such number of shares of Common Stock as the Committee may determine; provided, however, that unless the Committee otherwise provides in the terms of the ISAR or otherwise, no ISAR granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee. An ISAR is exercisable only while the Grantee is an Employee or consultant; provided that the Committee may determine that the ISAR may be exercised subsequent to Termination of Employment or Termination of Consultancy without cause, or following a Change in Control of the Company, or because of the Grantee's retirement, death or disability, or otherwise.

               (b) An ISAR shall entitle the Grantee (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.

          9.4. PAYMENT AND LIMITATIONS ON EXERCISE.

               (a) Payment of the amount determined under Section 9.2(c) and 9.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 6.3 above pertaining to Options.

               (b) Grantees of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.

                                  ARTICLE X.

                               STOCK PURCHASES

          10.1.     ELIGIBILITY TO PURCHASE COMMON STOCK.

               (a) The Committee may grant to any consultant or any Employee the right to purchase Common Stock under this Plan from time to time, in such amounts and subject to such terms and conditions as the Committee may determine, and, at the discretion of the Committee, such determinations may include determining categories of employees and the number of shares to be made available to employees in each such category; PROVIDED, HOWEVER, that the total number of shares granted in an action taken by category must be readily determinable. The Committee shall determine the purchase price for such Common Stock; PROVIDED, HOWEVER, that the purchase price for Common Stock purchased under this Article X shall be no less than the Fair Market Value of such Common Stock as of the date of purchase.

               (b) Each person who is an Independent Director as of the date of the adoption by the Board of the Plan automatically shall be granted, on the date of such adoption, the right under this Article X to purchase a number of shares of Common Stock equal to the difference between (i) two thousand seven hundred sixteen (2,716) shares of Common Stock and (ii) the number of shares of Common Stock purchased by such Independent Director since September 1, 1997 (other than purchases pursuant to the exercise of an option granted pursuant to any stock option plan of the Company); provided that any Independent Director who has purchased more than two thousand seven hundred sixteen (2,716) shares of Common Stock since September 1, 1997 (without taking into account purchases pursuant to the exercise of an option granted pursuant to any stock option plan of the Company) shall not receive any grant under this Article X. During the term of the Plan, a person who is initially elected to the Board after the adoption by the Board of the Plan and who is an Independent Director at the time of such initial election automatically shall be granted the right under this Article X to purchase two thousand seven hundred sixteen (2,716) shares of Common Stock (subject to adjustment as provided in Section
     12.3) on the date of such initial election. The purchase price for any Common Stock to be purchased pursuant to this Section 10.1(b) shall be the Fair Market Value of such Common Stock as of the date of purchase.

          10.2. TERMINATION OF EMPLOYMENT, TERMINATION OF CONSULTANCY OR TERMINATION OF DIRECTORSHIP. An Employee, Independent Director or consultant whom the Committee has granted the right to purchase Common Stock under this
Article X may only purchase such Common Stock while he or she is an Employee, Independent Director or consultant.

          10.3. FORM OF PAYMENT. An eligible Employee, Independent Director or consultant may purchase Common Stock pursuant to this Article X only upon delivery of all of the following to the Secretary of the Company or his office:

               (a) Written notice complying with the applicable rules established by the Administrator stating the number of shares of Common Stock to be purchased;

               (b) Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars; and

               (c) Full cash payment to the Secretary of the Company for the shares being purchased. However, the Administrator may in its discretion allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or non-recourse (as determined by the Committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board. The Administrator may prescribe the form of such promissory note and the security to be given for such note. Notwithstanding the foregoing, however, Common Stock may not be purchased under this Article X by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

          10.4. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased under this Article X prior to fulfillment of all of the following conditions:

               (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

               (b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

               (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

               (d) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Committee or the Board may be in the form of consideration used by the Employee or consultant to pay for such shares under Section 10.3(c).

          10.5. RIGHTS AS STOCKHOLDERS/ DIVIDEND EQUIVALENTS. An Employee, Independent Director or consultant who is granted the right to purchase Common Stock under this Article X shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable pursuant to such right unless and until certificates representing such shares have been issued by the Company to such Employee, Independent Director or consultant.

          10.6. STOCKHOLDER APPROVAL REQUIREMENTS. All rights to purchase Common Stock pursuant to this Article X are subject to stockholder approval of the Plan. If such stockholder approval is not obtained within twelve months after the date of the Board's initial adoption of the Plan, then all Common Stock purchased by any Employee, Independent Director or consultant pursuant to this Article X shall be returned to the Company, all consideration paid to the Company shall be returned to the Employee, Independent Director or consultant and all such purchases shall be canceled and be null and void AB INITIO.

          10.7. SECTION 83(b) ELECTION. If an Employee, Independent Director or consultant makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Common Stock purchased pursuant to this Article X as of the date of transfer of such Common Stock rather than as of the date or dates upon which such Employee, Independent Director or consultant would otherwise be taxable under Section 83(a) of the Code, he or she shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                 ARTICLE XI.

                                ADMINISTRATION

          11.1. COMPENSATION COMMITTEE. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule

16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

          11.2. DUTIES AND POWERS OF COMMITTEE. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the agreements pursuant to which Awards are granted or awarded, and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

          11.3. MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

          11.4. COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                                 ARTICLE XII.

                           MISCELLANEOUS PROVISIONS

          12.1.     NOT TRANSFERABLE.

               (a) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a QDRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Stock Appreciation Right, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

               (b) During the lifetime of the Holder, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of pursuant to a QDRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

          12.2. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. Except as otherwise provided in this Section 12.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Board or the Committee, no action of the Board or the Committee may, except as provided in Section 12.3, increase the limits imposed in Section
2.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Incentive Stock Option be granted under the Plan after the first to occur of the following events:

               (a) The expiration of ten years from the date the Plan is adopted by the Board; or

               (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 12.4.

          12.3. CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY, ACQUISITION OR LIQUIDATION OF THE COMPANY, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS.

               (a) Subject to Section 12.3(d), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of

                    (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded or which may be purchased pursuant to Article X (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

                    (ii) the number and kind of shares of Common Stock (or other securities or property) which may be purchased pursuant to
          Article X or which are subject to outstanding Options, Performance Awards, Stock Appreciation Rights, Dividend
          Equivalents, or Stock Payments, and the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

                    (iii) the grant, exercise price or purchase price with respect to any Award or Common Stock which is purchasable pursuant to Article X.

               (b) Subject to Sections 12.3(b)(vii) and 12.3(d), in the event of any Corporate Transaction or other transaction or event described in
     Section 12.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

                    (i) To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

                    (ii) To provide that the Award cannot vest, be exercised or become payable after such event;

                    (iii) To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (A) Section 5.3 or 5.4 or (B) the provisions of such Award;

                    (iv) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

                    (v) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.

                    (vi) To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase under Section 7.5 or forfeiture under
          Section 7.4 after such event.

                    (vii) None of the foregoing discretionary actions taken under this Section 12.3(b) shall be permitted with respect to Options granted under Section 4.5 to Independent Directors to the extent that such discretion would be inconsistent with the applicable exemptive conditions of Rule 16b-3. In the event of a Change in Control or a Corporate Transaction, to the extent that the Board does not have the ability under Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in
          Section 12.3(b)(iii) above, each Option granted to an Independent Director shall be exercisable as to all shares covered thereby upon such Change in Control or during the five days immediately preceding the consummation of such Corporate Transaction and subject to such consummation, notwithstanding anything to the contrary in Section 5.4 or the vesting schedule of such Options. In the event of a Corporate Transaction, to the extent that the Board does not have the ability under

          Rule 16b-3 to take or to refrain from taking the discretionary actions set forth in Section 12.3(b)(ii) above, no Option granted to an Independent Director may be exercised following such Corporate Transaction unless such Option is, in connection with such Corporate Transaction, either assumed by the successor or survivor corporation (or parent or subsidiary thereof) or replaced with a comparable right with respect to shares of the capital stock of the successor or survivor corporation (or parent or subsidiary thereof).

               (c) Subject to Section 12.3(d) and 12.8, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.

               (d) With respect to Awards described in Article VII or VIII which are granted to Section 162(m) Participants and are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under
     Section 162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 12.3 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.

          12.4. APPROVAL OF PLAN BY STOCKHOLDERS. The Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of the Plan. Awards and rights to purchase Common Stock pursuant to Article X may be granted or awarded prior to such stockholder approval, provided that (i) such Awards shall not be exercisable nor shall such Awards vest prior to the time when the Plan is approved by the stockholders; (ii) if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void; and
(iii) all rights to purchase Common Stock granted pursuant to Article X shall be subject to cancellation as provided in Section 10.6. In addition, if the Board determines that Awards other than Options or Stock Appreciation Rights which may be granted to Section 162(m) Participants should continue to be eligible to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code, the Performance Criteria must be disclosed to and approved by the Company's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the Company's stockholders previously approved the Performance Criteria.

          12.5. TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

          12.6. LOANS. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan. The terms and conditions of any such loan shall be set by the Committee.

          12.7. FORFEITURE PROVISIONS. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a) (i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment, Termination of Consultancy or Termination of Directorship occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or the Holder incurs a Termination of Employment, Termination of Consultancy or Termination of Directorship for cause.

          12.8. LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED COMPENSATION. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under
Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of the Plan or any Award described in Article VII or VIII which is granted to a Section 162(m) Participant and is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

          12.9. EFFECT OF PLAN UPON OPTIONS AND COMPENSATION PLANS. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

          12.10. COMPLIANCE WITH LAWS. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

          12.11. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

          12.12. GOVERNING LAW. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

                                    *  *  *

          I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of PriceSmart, Inc. on July 20, 1998.

          Executed on this 31st day of July, 1998.

                                                  /s/ Robert M. Gans
                                           -----------------------------------
                                                        Secretary